Exhibit 99.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2003

PRIMUS KNOWLEDGE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1601 Fifth Street, Suite 1900 Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 834-8100

Item 2.	Acquisition or Disposition of Assets

On September 3, 2003, pursuant to an Agreement and Plan of Reorganization, dated as of August 11, 2003 (the “Reorganization Agreement”), Primus Knowledge Solutions, Inc., a Washington corporation (“Company”) closed, subject to certain shareholders of the acquired entity waiving their statutory dissenter’s rights or such rights expiring under law, the acquisition of Broad Daylight, Inc., a Delaware corporation (“Broad Daylight”). On September 16, 2003, the Company obtained sufficient waivers of dissenter’s rights under the conditions to the Reorganization Agreement. The acquisition was effectuated by a merger of a wholly-owned Delaware subsidiary of the Company (“Sub”) with and into Broad Daylight. Pursuant to the Reorganization Agreement, all of the outstanding equity securities of Broad Daylight will be converted into 2,090,000 shares of Company common stock, plus cash consideration to certain Broad Daylight shareholders of approximately $140,000. On September 5, 2003, the Company issued a press release announcing the closing of the above transaction, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The terms of the transaction are more fully described in the Reorganization Agreement, filed as Exhibit 2.1 to the Company’s Form 10-Q filed on August 14, 2003.

Item 7.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The required financial statements of Broad Daylight (together with the related independent auditors’ report) will be filed on or prior to the 60/th/ day after the date that this initial report on Form 8-K must be filed.

(b) Pro forma financial information

The required unaudited pro forma condensed financial statements of the Company and related notes to pro forma condensed financial statements will be filed on or prior to the 60/th/ day after the date that this initial report on Form 8-K must be filed.

(c) Exhibits

99.1	Press release issued by the Company, dated September 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC.

Dated:	September 25, 2003	By:	/s/ RONALD M. STEVENS
Ronald M. Stevens, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company, dated September 5, 2003.

Exhibit 99.1

Primus Knowledge Solutions Completes Acquisition of Broad Daylight

SEATTLE—(BUSINESS WIRE)—Sept. 5, 2003—Primus Knowledge Solutions (Nasdaq:PKSI) today announced the company has completed its acquisition of Broad Daylight, Inc., a developer of enterprise self-service software, to further strengthen Primus’ offerings to address the entire customer service continuum.

“We’re pleased to finalize our acquisition of Broad Daylight,” said Michael Brochu, president and CEO of Primus. “Our combined self-service and assisted-service offerings position Primus at the forefront of the industry, providing cutting-edge technologies with a demonstrated return to our marquee customers.”

About Primus Knowledge Solutions, Inc.

For more than a decade, Primus® (Nasdaq:PKSI) has provided knowledge management software solutions that help companies define, meet, and exceed the productivity and quality goals of their contact centers, help desks, and Web self-service environments. Businesses around the world use Primus software to increase customer satisfaction, improve employee efficiency, and lower operating costs. Primus customers include such industry leaders as 3Com, The Boeing Company, Concord Communications, EMC, Enterasys, Ericsson, Inc., Fujitsu Limited, Inc., IBM, Motorola, Novell, and VeriSign. For more information, visit www.primus.com.

Primus, Primus Knowledge Solutions, Primus Answer Engine, Primus eServer, Primus eSupport and Primus eServer iView are registered trademarks or service marks of Primus Knowledge Solutions, Inc. Other products and company names mentioned in this press release may be the trademarks of their respective owners.

Any statements, expectations and assumptions contained in this press release that do not describe historical facts, such as statements about the integration, performance, use, and deployment of Primus products and the anticipated results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There is no guarantee that these results will actually occur. Any forward-looking statements contained in this release are based on current expectations, are not guarantees of future performance, and are subject to a number of risks and uncertainties. Factors that could cause actual results to differ materially from current expectations include the following: difficulties encountered in the integration, deployment, or implementation of the Primus products and customer’s systems; failure in the customer’s widespread adoption and use of the Primus products; quality of the customer’s database of solutions; fluctuations in customer demand; use of the Web as a delivery vehicle for customer support or eCRM solutions; risk resulting from new product introductions and customer acceptance of new products; rapid technological change; the risks associated with competition and the rapid consolidation of competitors; continued growth in the use of the Internet; the ability of Primus to manage its growth and integration efforts and the ability of Primus to compete successfully in the future, as well as other risks identified in Primus’ Securities and Exchange Commission filings, including but not limited to, those appearing under the caption “Factors Affecting our Future Operating Results” in Primus’ Report on 10-K filed in March of 2003 and Forms 10-Q filed in May and August of 2003. The extent of return on investment of Primus products is specific to our customer’s experience.